UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 23, 2010
SFN GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11997	36-3536544

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2050 Spectrum Boulevard
Fort Lauderdale, Florida 33309
(Address, including zip code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (954) 308-7600
SPHERION CORPORATION
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
     On February 23, 2010, Spherion Corporation, a Delaware corporation, changed its name to SFN Group, Inc. (the “Company”). The name change, which is effective immediately under Delaware Law, was accomplished by the merger of SFN Group, Inc., an existing wholly-owned subsidiary of Spherion Corporation, into Spherion Corporation, with Spherion Corporation, the surviving company in the merger, changing its name to SFN Group, Inc. The Company’s stock will continue to trade on the New York Stock Exchange under the ticker symbol “SFN”, and will begin trading under the name SFN Group, Inc. on March 1, 2010.
     On February 23, 2010, the Certificate of Ownership and Merger, merging SFN Group, Inc. with and into Spherion Corporation, was filed with the Secretary of State of the State of Delaware. The Certificate of Ownership and Merger is attached hereto as Exhibit 3.1 and incorporated herein by reference.
     A copy of the press release announcing the name change is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Ownership and Merger Merging SFN Group, Inc., a Delaware corporation, with and into Spherion Corporation, a Delaware Corporation.

99.1	Press Release, dated February 23, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFN GROUP, INC.
Date: February 23, 2010	By:	/s/ Mark W. Smith
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Ownership and Merger Merging SFN Group, Inc., a Delaware corporation, with and into Spherion Corporation, a Delaware Corporation.

99.1	Press Release, dated February 23, 2010.

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